                               AMENDMENT No. 2
                                    to the
                             DECLARATION OF TRUST
                                      of
                       OPPENHEIMER champion income fund

      This Amendment Number 2 is made April 16, 2002 to the Amended and
Restated Declaration of Trust of Oppenheimer Champion Income Fund (the
"Trust"), dated as of October 24, 2000, by and among the individuals executing this Amendment below as the Trustees of the Trust.

      WHEREAS, the Trustees have previously established a trust fund under the laws of the Commonwealth of Massachusetts, for the investment and reinvestment of funds contributed thereto, and wish to amend the Declaration of Trust, as previously amended;

      WHEREAS, the Trustees, acting pursuant to section 1(b) of ARTICLE
FOURTH, and section 12 of ARTICLE NINTH of the Trust's Amended and Restated
Declaration of Trust dated October 24, 2000, and further amended January 25,
2002 desire to abolish the designation of Class Y shares of the Trust;

      NOW, THEREFORE, the Trust's Declaration of Trust is amended as follows:

      Article FOURTH, Section 3 of the Trust's Declaration of Trust is hereby amended by deleting the first paragraph immediately preceding sub-paragraph
(a) of said Section 3 and replacing it with the following paragraph:

      "Without limiting the authority of the Trustees set forth in parts 1 and 2 of this Article FOURTH to establish and designate any further Series or
Classes of Series, the Trustees hereby establish one Series of Shares having the same name as the Trust, and said Shares shall be divided into four
Classes, which shall be designated Class A, Class B, Class C and Class N.  In addition to the rights and preferences described in parts 1 and 2 of this
Article FOURTH with respect to Series and Classes, the Series and Classes established hereby shall have the relative rights and preferences described in this part 3 of this Article FOURTH.  The Shares of any Series or Class that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some Series or
Classes at the time of establishing and designating the same) have the following relative rights and preferences:"

IN WITNESS WHEREOF, the undersigned have executed this instrument as of the
16th day of April, 2002.

/s/ William L. Armstrong                        /s/ James C. Swain
------------------------                        ------------------
William L. Armstrong                            James C. Swain
11 Carriage Lane                                11059 E. Acacia Drive
Littleton, Colorado  80121                      Scottsdale, Arizona  85259

/s/ Robert G. Avis                              /s/ C. Howard Kast
------------------                              ------------------
Robert G. Avis                                  C. Howard Kast
1706 Warson Estates Drive                       2552 East Alameda  #30
St. Louis, Missouri  63124                      Denver, Colorado 80209

/s/ George C. Bowen                             /s/ Robert M. Kirchner
-------------------                             ----------------------
George C. Bowen                                 Robert M. Kirchner
9224 Bauer Court                                2800 S. University Blvd.  #131
Lone Tree, Colorado 80124                       Denver, Colorado 80210

/s/ Edward Cameron                              /s/ F. William Marshall Jr.
------------------------                        ---------------------------
Edward Cameron                                  F. William Marshall Jr.
Spring Valley Road                              63 South Road
Morristown, New Jersey  07960                   Chebeague Island, Maine 04017

/s/ Jon S. Fossel                               /s/ John V. Murphy
-----------------                               ------------------
Jon S. Fossel                                   John V. Murphy
810 Jack Creek Road                             43 Jonquil Lane
Ennis, Montana 59729                            Longmeadow, Massachusetts  01106

/s/ Sam Freedman
----------------
Sam Freedman
355 Adams Street
Denver, Colorado 80206